Exhibit 99.2

Stephen D. Blum — Investor Relations
(480) 754-5040

Cynthia A. Demers — Corporate & Government Affairs
(480) 754-4090

THE DIAL CORPORATION WILL RELEASE FOURTH QUARTER AND FULL YEAR 2003 RESULTS ON MONDAY, JANUARY 26, 2004

Scottsdale, Ariz. — January 16, 2004 — The Dial Corporation (NYSE: DL) will release results for the fourth quarter and full year 2003 on Monday, January 26, 2004. The Company does not intend to host a conference call to discuss reported results.

     The Dial Corporation is one of America’s leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners, and Armour Star canned meats. Dial products have been in the marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company’s Web site at www.dialcorp.com.

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